UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant   ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Sec. 240.14a-12

SENTINEL GROUP FUNDS, INC. _________________________________________________
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Important information regarding your clients' investments in the Sentinel Funds Proxy Voting Information

Dear Financial Advisor:

Your clients with investments in the Sentinel Funds recently received important proxy information in the mail.  All shareholders of the Sentinel Funds are being asked to consider significant proposals that affect their investments and to vote their shares before the Special Meeting of Shareholders scheduled for March 2, 2015.

At the Special Meeting of Shareholders, shareholders will be asked to consider proposals to:

•    Elect four board members to the Board of Directors of the Sentinel Funds

•    Approve changes to certain fundamental investment policies of the Sentinel Funds

•    Approve an amendment to the advisory agreement between the Sentinel Funds and Sentinel Asset Management, Inc. with respect to certain Funds

After careful consideration, the Board of Directors of Sentinel Group Funds, Inc., including independent Directors of the Board, unanimously recommends a vote "FOR" each proposal.

For complete details, please see the Notice of Special Meeting and Proxy Statement available at http://www.sentinelinvestments.com/proxyinformation.

We are making you aware of the proxy mailing and the Special Meeting of Shareholders in case you receive calls from your clients with questions.  We also want to let you know that, to obtain the necessary votes needed to pass the proposals, we are reaching out to your clients by phone and by mail to ask for their proxy vote.

Please encourage your clients to vote.  Early voting will help control costs and eliminate follow up mailings and phone calls.   Please ask your clients to follow the voting instructions contained on their ballot received in the mail.

For Accounts Held at Your Firm:

Vote by Internet: www.proxyvote.com

Vote by Phone: 1-800-454-8683

Vote by Mail:  Use the envelope provided with the proxy ballot

                             Proxy Services

                             PO Box 9162

                             Farmingdale NY 11735-9826

For Direct Accounts (Accounts Held with the Funds):

Vote by Internet: www.2voteproxy.com/sentinel

Vote by Phone: 1-800-830-3542

Vote by Mail:  Use the envelope provided with the proxy ballot

                             Proxy Tabulator

                             PO Box 55909

                             Boston MA 02205-9100

We greatly appreciate your efforts in encouraging your clients' participation in this important matter.  Feel free to contact us at any time with any questions about the Sentinel Funds: 802-233-4332.

_______________________________________________________________________

Sentinel is headquartered above the noise of Wall Street, in Montpelier, Vermont.

We are an integral part of National Life Group, a mutually-held family of financial service companies with roots dating back to 1848.

Sentinel's range of actively managed mutual funds are designed to find attractive returns through the combination of quantitative analysis and deep fundamental research.

Learn more at www.sentinelinvestments.com  or call 800.233.4332.

________________________________________________________________________

NOT FDIC INSURED | MAY LOSE VALUE | NO BANK GUARANTEE FOR BROKER-DEALER AND INSTITUTIONAL USE ONLY. NOT FOR PUBLIC DISTRIBUTION. Before investing, carefully consider a fund's objectives, risks, charges and expenses. Summary  and full prospectuses containing this and other information are available from sentinelinvestments.com. Please read them carefully.

Sentinel Investments is the unifying brand name for Sentinel Financial Services Company, Sentinel Asset Management, Inc., and Sentinel Administrative Services, Inc. Sentinel Funds are distributed by Sentinel Financial Services Company, One National Life Drive, Montpelier, VT 05604, 800.233.4332, www.sentinelinvestments.com.